                                                                     EXHIBIT 3.2


                       BYLAWS OF IXC COMMUNICATIONS, INC.

                                    ARTICLE I

                     Meetings of Stockholders; Stockholders'
                           Consent in Lieu of Meeting

     SECTION 1.01. Annual Meeting. The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board of Directors and designated in the notice or waiver of notice thereof; except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware to be taken at a stockholders' annual meeting are taken by written consent in lieu of meeting pursuant to Section 1.03 of this Article.

     SECTION 1.02. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called by the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary of the corporation or a stockholder or stockholders holding of record at least a majority of the shares of common stock of the corporation issued and outstanding, such meeting to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.

     SECTION 1.03. Stockholders' Consent in Lieu of Meeting. Any action required by the laws of the State of

Delaware to be taken at any annual or special meeting of the stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the stockholders.

     SECTION 1.04. Quorum and Adjournment. Except as otherwise provided by law, by the Certificate of Incorporation of the corporation or by these Bylaws, the presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat, shall be requisite and shall constitute a quorum for the transaction of business at all meetings of stockholders. If, however, such a quorum shall not be present or represented at any meeting of stockholders, the stockholders present, although less than a quorum, shall have the power to adjourn the meeting.

     SECTION 1.05. Majority Vote Required. When a quorum is present at any meeting of stockholders, the affirmative vote of the majority of the aggregate voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall constitute the act of the stockholders, unless by express provision of law, the Certificate of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control.

     SECTION 1.06. Manner of Voting. At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. Proxies need not be filed with the Secretary of the corporation until the meeting is called to order, but shall be filed before being voted. Each stockholder shall be entitled to vote each share of stock having voting power registered in his or her name on the books of the corporation on the record date fixed, as provided in Section 6.07 of these Bylaws, for the determination of stockholders entitled to vote at such meeting. No election of directors need be by written ballot.


                                   ARTICLE II

                               Board of Directors

     SECTION 2.01. General Powers. The management of the affairs of the corporation shall be vested in the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

     SECTION 2.02. Number and Term of Office. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a vote of a majority of the whole Board of Directors but shall not consist of less than one director. The term "whole Board of Directors" is used herein to refer to the total number of directors which the corporation would have if there were no vacancies. Directors need not be stockholders. Each director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

     SECTION 2.03. Resignation, Removal and Vacancies. Any director may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary of the corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Any director or the entire Board of Directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors or by written consent of the stockholders pursuant to Section 1.03 of
Article I hereof.

     Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

     SECTION 2.04. Meetings. (a) Annual Meeting. As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 2.05 of this Article.

     (b) Other Meetings. Other meetings of the Board of Directors shall be held at such times and places as the Board of Directors, the Chairman of the Board of Directors or the President shall from time to time determine.

     (c) Notice of Meetings. The Secretary of the corporation shall give notice to each director of each meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him at such place by telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

     (d) Place of Meetings. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

     (e) Quorum and Manner of Acting. One-third of the total number of directors then in office shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board of Directors, except as otherwise expressly required by law or these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

     (f) Organization. At each meeting of the Board of Directors, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

     (i) the Chairman of the Board of Directors;

     (ii) the President;

     (iii) any director chosen by a majority of the directors present.

The Secretary of the corporation or, in the case of his absence, any person (who shall be an Assistant Secretary of the corporation, if an Assistant Secretary of the corporation is present) whom the Chairman of the Board of Directors shall appoint shall act as secretary of such meeting and keep the minutes thereof.

     SECTION 2.05. Directors' Consent in Lieu of Meeting. Action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes or the proceedings of the Board of Directors or committee.

     SECTION 2.06. Action by Means of Conference Telephone or Similar Communications Equipment. Any one or more members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.


                                   ARTICLE III

                             Committees of the Board

     SECTION 3.01. Appointment of Executive Committee. The Board of Directors may from time to time by resolution passed by a majority of the whole Board of Directors designate from its members an Executive Committee to serve at the pleasure of the Board of Directors. The Chairman of the Executive Committee shall be designated by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member or members at any meeting of the Executive Committee. The Board of Directors shall have power at any time to change the membership of the Executive Committee, to fill all vacancies in it and to discharge it, either with or without cause.

     SECTION 3.02. Procedures of Executive Committee. The Executive Committee, by a vote of a majority of its members, shall fix by whom its meetings may be called and the manner of calling and holding its meetings, shall determine the number of its members requisite to constitute a quorum for the transaction of business and shall prescribe its own rules of procedure, no change in which shall be made except by a majority vote of its members or by the Board of Directors.

     SECTION 3.03. Powers of Executive Committee. During the intervals between the meetings of the Board of Directors, unless otherwise determined from time to time by resolution passed by the whole Board of Directors, the Executive Committee shall possess and may exercise all the powers and authority of the Board of Directors in the management and direction of the business and affairs of the corporation to the extent permitted by the General Corporation Law of Delaware, and may authorize the seal of the corporation to be affixed to all papers which may require it, except that the Executive Committee shall not have power or authority in reference to:

          (a) amending the Certificate of Incorporation;

          (b) adopting an agreement of merger or consolidation;

          (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets;

          (d) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution;

          (e) submitting to shareholders of any action which pursuant to the General Corporation Law of the State of Delaware requires shareholders' approval;

          (f) filling vacancies in the Board of Directors or in any committee or fixing compensation of members of the Board of Directors for serving on the Board of Directors or on any committee;

          (g) amending or repealing the Bylaws;

          (h) declaring a dividend or authorizing the issuance of stock; or

          (i) amending or repealing any resolution of the Board of Directors which by its terms is not so amendable or repealable.

     SECTION 3.04. Reports of Executive Committee. The Executive Committee shall keep regular minutes of its proceedings, and all action by the Executive Committee shall be reported promptly to the Board of Directors. Such action shall be subject to review by the Board of Directors, provided that no rights of third parties shall be affected by such review.

     SECTION 3.05. Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate from among its members one or more other committees, each of which shall have such authority of the Board of Directors as may be specified in the resolution of the Board of Directors designating such committee; provided, however, that any such committee so designated shall not have any powers not allowed to the Executive Committee under Section 3.03 of this Article III. The Board of Directors shall have power at any time to change the members of any such committee, designate alternate members of any such committee and fill vacancies therein; and any such committee shall serve at the pleasure of the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 4.01. Executive Officers. The executive officers of the corporation shall be a President, a Secretary and a Treasurer and may include a Chairman of the Board of Directors, one or more Vice Presidents and one or more Assistant Secretaries or Assistant Treasurers. Any two or more offices may be held by the same person.

     SECTION 4.02. Authority and Duties. All officers, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in these Bylaws or, to the extent not so provided, by the Board of Directors.

     SECTION 4.03. Term of Office, Resignation and Removal. All officers shall be elected or appointed by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors. The Chairman of the Board of Directors, if any, and the President shall be elected or appointed from among the members of the Board of Directors. Each officer shall hold office until his successor has been elected or appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board of Directors may require any officer to give security for the faithful performance of his duties.

     Any officer may resign at any time by giving written notice to the President or the Secretary of the corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, at the time it is accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

     All officers and agents elected or appointed by the Board of Directors shall be subject to removal at any time by the Board of Directors with or without cause.

     SECTION 4.04. Vacancies. If an office becomes vacant for any reason, the Board of Directors shall fill such vacancy. Any officer so appointed or elected by the Board of Directors shall serve only until such time as the unexpired term of his predecessor shall have expired unless reelected or reappointed by the Board of Directors.

     SECTION 4.05. Chairman of the Board of Directors. If there shall be a Chairman of the Board of Directors, he shall preside at meetings of the Board of Directors and of the stockholders at which he is present, and shall give counsel and advice to the Board of Directors and the officers of the corporation on all subjects touching the welfare of the corporation and the conduct of its business. He shall perform such other duties as the Board of Directors may from time to time determine. Except as otherwise provided by resolution of the Board of Directors he shall be ex officio a member of all committees of the Board of Directors.

     SECTION 4.06. The President. The President shall be the Chief Executive Officer of the corporation and, unless the Chairman of the Board of Directors be present or the Board of Directors has provided otherwise by resolution, he shall preside at all meetings of the Board of Directors and the stockholders at which he is present. The President shall have general and active management and control of the business and affairs of the corporation subject to the control of the Board of Directors and the Executive Committee, if any, and shall see that all orders and resolutions of the Board of Directors and the Executive Committee, if any, are carried into effect.

     SECTION 4.07. Vice Presidents. The Vice President or, if there be more than one, the Vice Presidents in the order of their seniority or in any other order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board of Directors or the President shall prescribe.

     SECTION 4.08. The Secretary. The Secretary of the corporation shall, to the extent practicable, attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision the Secretary shall perform such duties. The Secretary shall keep in safe custody the seal of the corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer. The Secretary shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board of Directors may direct and shall perform all other duties as from time to time may be assigned to him by the Chairman of the Board of Directors, the President or the Board of Directors.

     SECTION 4.09. Assistant Secretaries. The Assistant Secretaries of the corporation, if any, in order of their seniority or in any other order determined by the Board of Directors shall, in the absence or disability of the Secretary of the corporation, perform the duties and exercise the powers of the Secretary of the corporation and shall perform such other duties as the Board of Directors or the Secretary of the corporation shall prescribe.

     SECTION 4.10. The Treasurer. The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects to the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation;

and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

     SECTION 4.11. Assistant Treasurers. The Assistant Treasurers, if any, in the order of their seniority or in any other order determined by the Board of Directors, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors or the Treasurer shall prescribe.


                                    ARTICLE V

                 Contracts, Checks, Drafts, Bank Accounts, etc.

     SECTION 5.01. Execution of Documents. The Board of Directors shall designate the officers, employees and agents of the corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the corporation; and, unless so designated or expressly authorized by these Bylaws, no officer or agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

     SECTION 5.02. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation or otherwise as the Board of Directors or Treasurer or any other officer of the corporation to whom power in this respect shall have been given by the Board of Directors shall select.

     SECTION 5.03. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board of Directors shall designate the officers of the corporation who shall have authority from time to time to appoint an agent or agents of the corporation to exercise in the name and on behalf of the corporation the powers and rights which the corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the corporation may exercise its said powers and rights.


                                   ARTICLE VI

                  Shares and Their Transfer; Fixing Record Date

     SECTION 6.01. Certificates for Shares. Every owner of stock of the corporation shall be entitled to have a certificate certifying the number and class of shares owned by him in the corporation, which shall otherwise be in such form as shall be prescribed by the Board of Directors. Certificates of each class shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by, or in the name of the corporation by the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation.

     SECTION 6.02. Record. A record (herein called the stock record) in one or more counterparts shall be kept of the name of the person, firm or corporation owning the shares represented by each certificate for stock of the corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancelation, the date of cancelation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock record of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

     SECTION 6.03. Registration of Stock. Registration of transfers of shares of the corporation shall be made only on the books of the corporation upon request of the registered holder thereof, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

     SECTION 6.04. Addresses of Stockholders. Each stockholder shall designate to the Secretary of the corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his post office address, if any, as the same appears on the share record books of the corporation or at his last known post office address.

     SECTION 6.05. Lost, Destroyed and Mutilated Certificates. The Board of Directors or a committee designated thereby with power so to act may, in its discretion, cause to be issued a new certificate or certificates for stock of the corporation in place of any certificate issued by it and reported to have been lost, destroyed or mutilated, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board of Directors or such committee may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

     SECTION 6.06. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the corporation.

     SECTION 6.07. Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 50 nor less than 10 days before the date of such meeting, nor more than 50 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                   ARTICLE VII

                                      Seal

     The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the corporation and the words and figures "Corporate Seal Delaware 1999".


                                  ARTICLE VIII

                                   Fiscal Year

     The fiscal year of the corporation shall end on the 31st day of December in each year unless changed by resolution of the Board of Directors.

                                   ARTICLE IX

                          Indemnification and Insurance

     SECTION 9.01. Indemnification of Directors and Officers. The corporation shall, to the maximum extent and in the manner permitted by the DGCL as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation. For purposes of this Section 9.01, a "director" or "officer" of the corporation shall mean any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     The corporation shall be required to indemnify a director or officer in connection with an action, suit or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit or proceeding (or part thereof) by the director or officer was authorized by the Board of Directors of the corporation.

     The corporation shall pay the expenses (including attorneys' fees) incurred by a director or officer of the corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this
Section 9.01 in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified under this Section 9.01 or otherwise.

     The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of the stockholders or disinterested directors or otherwise.

     Any repeal or modification of the foregoing provisions of this Section 9.01 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

     Section 9.02. Indemnification of Others. The corporation shall have the power, to the maximum extent and in the manner permitted by the DGCL as the same now exists or may hereafter be amended, to indemnify any person (other than directors and officers) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the corporation. For purposes of this Section 9.02, an "employee" or "agent" of the corporation (other than a director or officer) shall mean any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     Section 9.03. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.


                                    ARTICLE X

                                Waiver of Notice

     Whenever any notice whatever is required to be given by these Bylaws or the Certificate of Incorporation of the corporation or the laws of the State of Delaware, the person entitled thereto may, in person or by attorney thereunto authorized, in writing or by telegraph, cable or other form of recorded communication, waive such notice, whether before or after the meeting or other matter in respect of which such notice is given, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.


                                   ARTICLE XI

                                   Amendments

     Any Bylaw (including these Bylaws) may be adopted, amended or repealed by the Board of Directors in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation.